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                          SERVUS LIFE INSURANCE COMPANY

                                POWER OF ATTORNEY

                                  David T. Foy
                                 Thomas M. Marra
                             Christine Hayer Repasy
                               Lizabeth H. Zlatkus
                              David M. Znamierowski

do hereby jointly and severally authorize Christine Hayer Repasy, Marianne O'Doherty, Christopher M. Grinnell, Thomas S. Clark, W. Michael Stobart and Shane E. Daly to sign as their agent any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the Servus Life Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, and do hereby ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

/s/ David T. Foy                    Dated as of February 15, 2002
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David T. Foy

/s/ Thomas M. Marra                 Dated as of February 15, 2002
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Thomas M. Marra

/s/ Christine Hayer Repasy          Dated as of February 15, 2002
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Christine Hayer Repasy

/s/ Lizabeth H. Zlatkus             Dated as of February 15, 2002
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Lizabeth H. Zlatkus

/s/ David M. Znamierowski           Dated as of February 15, 2002
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David M. Znamierowski